EXHIBIT (d)(3)


                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                  EXHIBIT A TO
                          INVESTMENT ADVISORY AGREEMENT

                          Effective Semptember 19, 2001



EFFECTIVE DATES:
---------------

PORTFOLIO                                            EFFECTIVE DATE
---------                                            --------------

Large Cap Growth Portfolio                           April 1, 2000
International Portfolio                              April 1, 2000
Technology Portfolio                                 April 1, 2000
Mid Cap Growth Portfolio                            January 1, 2001
Small Cap Growth Portfolio                          January 1, 2001
Corporate Bond Portfolio                           September 19, 2001
Equity Income Portfolio                            September 19, 2001

ADVISORY FEES:
-------------

PORTFOLIO                                ANNUAL ADVISORY FEE AS A PERCENTAGE OF
---------                                       AVERAGE DAILY NET ASSETS
                                                ------------------------

Large Cap Growth Portfolio                                0.65%
International Portfolio                                   1.25%
Technology Portfolio                                      0.70%
Mid Cap Growth Portfolio                                  0.70%
Small Cap Growth Portfolio                                0.70%
Corporate Bond Portfolio                                  0.70%
Equity Income Portfolio                                   0.65%